For Immediate Release:

Investor Relations Contact: Joe Allman
Republic Airways Holdings
Tel. (317) 246-2612

Republic Airways Holdings Reports Third Quarter 2013 Financial Results

Indianapolis, Indiana (November 6, 2013) - Republic Airways Holdings Inc. (NASDAQ/NM: RJET) today reported diluted earnings per share from continuing operations for the third quarter of 2013 of $0.09 as compared to $0.13 for the same period in the prior year.  During the third quarter of 2013, the company recorded a non-cash  impairment charge of $21.2 million, $13.0 million after-tax or $0.25 per diluted share, to reduce the carrying value of seven owned E190 aircraft and write-off the maintenance deposits on three leased E190 aircraft. Income from continuing operations was $4.3 million compared to $6.3 million for the same period last year. Excluding the E190 impairment charge, pre-tax income from continuing operations was $26.6 million, resulting in an adjusted pre-tax margin from continuing operations of 7.9%. Operating revenues totaled $338.6 million, an increase of 0.4%, compared to $337.4 million for the third quarter of 2012.

The company classified its Frontier business as discontinued operations due to the expected sale during the fourth quarter of 2013. Unless otherwise specified, all financial information disclosed in this release is from continuing operations.

On October 1, 2013, the company reported that it had agreed to sell its Frontier business to an affiliate of Indigo Partners LLC (Indigo). Indigo will acquire all the outstanding shares of Frontier Airlines Holdings, Inc. As part of the transaction, under a separate agreement, Republic will assign to Frontier all of Republic’s rights under agreements relating to Republic’s Airbus A320neo order. The transaction is subject to receipt of certain third-party consents and releases and other customary closing conditions.

On November 6, 2013, Indigo informed the company that it had satisfied or waived certain key conditions to close under the transaction. The company expects the transaction to close later this month.

For additional information on the divestiture of Frontier, please see the company's separate news release dated October 1, 2013 and a separate filing with the U.S. Securities and Exchange Commission on Form 8-K filed on October 7, 2013.

"The sale of Frontier will allow our management team to re-focus on our core business," said Republic Airways Chairman, President and Chief Executive Officer Bryan Bedford. "We continue to be excited about the growth opportunities for our fixed-fee business and are focused on providing safe, reliable and low-cost solutions to each of our airline partner brands,  including American Eagle, Delta Connection, United Express and US Airways Express," said Bedford.

"I'd like to personally thank each and every one of my Republic and Frontier co-workers for their outstanding service and dedication to customer service for our passengers and our partners. To all of you at Frontier, I wish you the very best." Bedford concluded.

The Company reported the following key metrics for the three and nine months ended September 30:

	Three Months ended September 30,			Nine Months ended September 30,
(Unaudited)	2013	2012	% Increase / (Decrease)	2013	2012	% Increase / (Decrease)
(in millions, except as noted)
Operating revenues	$338.6	$337.4	0.4%	$1,000.0	$1,050.0	(4.8)%
Available seat miles (ASMs)	3,470	3,424	1.3%	9,975	10,143	(1.7)%
Adjusted Income from continuing operations	$17.3	$6.3	174.6%	$44.8	$22.5	99.1%
Adjusted Diluted earnings per share from continuing operations (dollars)	$0.34	$0.13	161.5%	$0.84	$0.46	82.6%

Adjusted EBITDAR from continuing operations	$123.0	$108.3	13.6%	$358.0	$309.4	15.7%

Third Quarter Review

Operating Revenue Highlights
Total operating revenues increased $1.2 million, or 0.4%, from the third quarter of 2012 to $338.6 million in the third quarter of 2013. Fixed-fee service revenue increased $51.6 million, or 19.2%, to $320.3 million due to an increase in Q400 flying with United Airlines, new fixed-fee E190 charter flying and new E175 flying with American Airlines. Passenger service revenue decreased $50.5 million due to a significant reduction in the number of E190 aircraft operating under our pro-rate agreement with Frontier.

Operating Expense Highlights
Fuel costs for Republic decreased $14.1 million to $11.3 million for the quarter, due to a 4.7 million decrease in gallons consumed due to the reduced E190 pro-rate operations. The fuel cost per gallon, including into-plane taxes and fees, increased to $3.55 per gallon in the third quarter of 2013, compared to $3.21 per gallon in the prior year's third quarter. The fuel cost per gallon related to our fixed-fee charter agreement is generally higher than our pro-rate operations with Frontier and is treated as a pass through cost under the agreement.

Landing fees and airport rents decreased $6.6 million to $7.9 million for the quarter. Beginning in June 2013, landing fee expense and the related pass-through reimbursement revenue were lower due to United paying airports directly for its associated landing fee costs.

At September 30, 2013, the company had a fleet of ten E190 aircraft, of which three were leased and seven were owned. Five of the aircraft operate within the fixed-fee charter agreement and the remainder were operating under the pro-rate agreement with Frontier. The company is working to sell, sublease or otherwise place into fixed-fee charter service the five aircraft operating in pro-rate service. During the third quarter of 2013, we recorded a non-cash impairment charge of $21.2 million to reduce the carrying value of our owned E190 aircraft and expensed the deferred maintenance deposits on the leased E190 aircraft.

Discontinued Operations
Income from discontinued operations, net of tax, increased 52.8% from $19.5 million in the third quarter of 2012 to $29.8 million in this quarter. The improvement is primarily due to Frontier TRASM increasing 6.6% over the prior period and lower fuel costs. The loss on disposal of discontinued operations, net of tax, is currently estimated to be $47.9 million. This estimate will adjust in future periods based on the actual results of the discontinued operations and the closing date of the transaction.

Fleet Highlights
As of September 30, 2013, Republic operated a fleet of 235 aircraft. Within our fixed-fee commercial and charter agreements, we operated 68 aircraft with 44-50 seats and 162 aircraft with 69-99 seats. In addition, we operated five 99-seat aircraft under the pro-rate agreement with Frontier, down from seventeen 99-seat aircraft operated in pro-rate service during the third quarter of 2012.

During the quarter the company took delivery of nine E175 aircraft operating under its American Airlines capacity purchase agreement and expects to take delivery of an additional ten E175 aircraft by the end of 2013.

Balance Sheet and Liquidity

The company's total cash balance decreased $6.3 million to $224.1 million as of September 30, 2013, compared to December 31, 2012. Restricted cash increased $12.6 million, to $32.2 million, from December 31, 2012 due to the escrow requirements under our fixed-fee charter agreements. The Company's unrestricted cash balance decreased $18.9 million, to $191.9 million, from December 31, 2012. A condensed consolidated balance sheet and cash flow statement have been included in the tables section of this release.

The Company's debt increased to $2.00 billion as of September 30, 2013, compared to $1.97 billion at December 31, 2012, primarily related to the financing of E175 aircraft for the American Airlines fixed-fee agreement. As of September 30, 2013, approximately 95% of our debt is at a fixed interest rate. The Company has significant long-term lease obligations for aircraft that are classified as operating leases and are not reflected as liabilities on the Company's consolidated balance sheet. At a 6% discount factor, the present value of these lease obligations was approximately $0.5 billion and $0.6 billion as of September 30, 2013, and December 31, 2012, respectively.

At September 30, 2013 the company had assets held for sale of $594.8 million and liabilities held for sale of $517.8 million. The $77.0 million of value in net assets held for sale represents the estimated cash proceeds from the sale of Frontier. These amounts will adjust in future periods based on the actual results of discontinued operations and the closing date of the transaction.

Corporate Information
Republic Airways Holdings Inc., based in Indianapolis, Indiana, is an airline holding company that owns Chautauqua Airlines, Frontier Airlines, Republic Airlines and Shuttle America, collectively “the airlines.” The airlines operate a combined fleet of more than 280 aircraft and offer scheduled passenger service on over 1,600 flights daily to over 145 cities in the U.S. as well as to the Bahamas, Canada, Costa Rica, Jamaica, Mexico and Turks and Caicos Islands under branded operations at Frontier and through fixed-fee flights operated under airline partner brands, including American Eagle, Delta Connection, United Express, and US Airways Express. The airlines currently employ approximately 10,000 aviation professionals. For more information on Republic Airways, please visit our website at www.rjet.com.

The Company will conduct a telephone briefing to discuss its third quarter 2013 results tomorrow morning (Thursday, November 7, 2013) at 10:30 a.m. EST. This call is being webcast by Thomson/Reuters and can be accessed at the Republic Airways Holdings' website at www.rjet.com. Those wishing to participate can do so by calling 866-953-6857. International callers can participate by calling +1-617-399-3481; the passcode is 10591212.

To listen to a telephone replay of the webcast, call 888-286-8010 and use password 97573607. International telephone replay will be available by calling +1-617-801-6888 and using the same password. The replay will be available from November 7, at 2:30 p.m. EST until 11:59 p.m. EST November 14, 2013.

Additional Information

In addition to historical information, this release contains forward-looking statements. Republic Airways Holdings Inc. may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Republic Airways' beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “may,” “will,” “should,” “plan,” “estimate,” “predict,” “potential,” “continue,” or “likely” and similar expressions as well as the negative of such expressions are used to identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Republic Airways as of such date. Republic Airways assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent filing with the Securities and Exchange Commission.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Increase / (Decrease)	2013	2012	% Increase / (Decrease)
OPERATING REVENUES
Fixed-fee service	$320.3	$268.7	19.2%	$941.2	$828.7	13.6%
Passenger service	12.6	63.1	(80.0)%	41.6	200.4	(79.2)%
Charter and other	5.7	5.6	1.8%	17.2	20.9	(17.7)%
Total operating revenues	338.6	337.4	0.4%	1,000.0	1,050.0	(4.8)%
OPERATING EXPENSES
Wages and benefits	87.1	79.0	10.3%	256.6	227.6	12.7%
Aircraft fuel	11.3	25.4	(55.5)%	37.1	139.6	(73.4)%
Landing fees and airport rents	7.9	14.5	(45.5)%	38.3	46.9	(18.3)%
Aircraft and engine rent	32.0	29.0	10.3%	91.6	86.1	6.4%
Maintenance and repair	67.3	66.6	1.1%	184.0	178.1	3.3%
Insurance and taxes	6.5	5.8	12.1%	18.5	18.6	(0.5)%
Depreciation and amortization	37.0	39.9	(7.3)%	110.5	119.7	(7.7)%
Promotion and sales	0.6	3.3	(81.8)%	2.1	10.2	(79.4)%
Other impairment charges	21.2	—	100.0%	21.2	—	100.0%
Other	34.9	34.5	1.2%	105.4	97.1	8.5%
Total operating expenses	305.8	298.0	2.6%	865.3	923.9	(6.3)%

OPERATING INCOME	32.8	39.4	(16.8)%	134.7	126.1	6.8%
OTHER INCOME (EXPENSE)
Interest expense	(27.4)	(28.9)	(5.2)%	(83.1)	(88.7)	(6.3)%
Other - net	—	0.1	—%	0.1	0.1	—%
Total other expense	(27.4)	(28.8)	(4.9)%	(83.0)	(88.6)	(6.3)%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5.4	10.6	(49.1)%	51.7	37.5	37.9%

INCOME TAX EXPENSE	1.1	4.3	(74.4)%	19.9	15.0	32.7%

INCOME FROM CONTINUING OPERATIONS	$4.3	$6.3	(31.7)%	$31.8	$22.5	41.3%
INCOME FROM DISCONTINUED OPERATIONS:
Income from discontinued operations, net of tax	$29.8	$19.5	52.8%	$27.2	$16.2	67.9%
Loss from disposal of discontinued operations, net of tax	$(47.9)	$—	100.0%	$(47.9)	$—	100.0%
(Loss) income from discontinued operations, net of tax	(18.1)	19.5	—	(20.7)	16.2	—

NET (LOSS) INCOME	(13.8)	25.8	(153.5)%	11.1	38.7	(71.3)%

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except per share amounts) (Unaudited)

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC	0.09	0.13	(30.8)%	0.64	0.46	39.1%
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - DILUTED	0.09	0.13	(30.8)%	0.60	0.46	30.4%
NET INCOME (LOSS) PER COMMON SHARE - BASIC	(0.28)	0.53	(152.8)%	0.22	0.80	(72.5)%
NET INCOME (LOSS) PER COMMON SHARE - DILUTED	(0.26)	0.51	(151.0)%	0.23	0.79	(70.9)%

Weighted average common shares
Basic	49.4	48.5	1.9%	49.8	48.5	2.7%
Diluted	52.5	50.8	3.3%	55.1	50.3	9.5%

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except per share amounts) (Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$191.9	$210.8
Restricted cash	32.2	19.6
Receivables, net of allowance for doubtful accounts of $1.5 and $1.3, respectively	31.0	40.2
Inventories	72.7	72.8
Prepaid expenses and other current assets	13.9	12.2
Assets held for sale	594.8	756.7
Deferred income taxes	48.3	31.3
Total current assets	984.8	1,143.6
Aircraft and other equipment, net	2,354.5	2,311.2
Maintenance deposits	33.0	28.1
Other intangible assets, net	9.0	9.0
Other assets	239.8	163.4
Total assets	$3,621.1	$3,655.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$234.8	$220.7
Accounts payable	21.7	22.9
Air traffic liability	—	—
Deferred frequent flyer revenue	—	—
Accrued liabilities	163.6	148.4
Liabilities held for sale	517.8	522.2
Total current liabilities	937.9	914.2
Long-term debt, less current portion	1,760.9	1,752.0
Deferred frequent flyer revenue, less current portion	—	—
Deferred credits and other non-current liabilities	104.5	91.0
Deferred income taxes	286.3	384.6
Total liabilities	3,089.6	3,141.8
Commitments and Contingencies	—	—
Stockholders' Equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value; one vote per share;150,000,000 shares authorized; 59,252,442 and 58,529,449 shares issued and 49,302,926 and 48,558,312 shares outstanding, respectively	—	—
Additional paid-in-capital	418.9	412.1
Treasury stock, 9,333,266 shares at cost	(181.8)	(181.8)
Accumulated other comprehensive loss	(4.9)	(5.0)
Accumulated earnings	299.3	288.2
Total stockholders' equity	531.5	513.5
Total liabilities and stockholders' equity	$3,621.1	$3,655.3

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Nine Months Ended September 30,
	2013	2012
OPERATING ACTIVITIES:
Cash from operating activities - continuing operations	$170.0	$172.2
Cash from operating activities - discontinued operations	66.4	10.6
NET CASH FROM OPERATING ACTIVITIES	236.4	182.8

INVESTING ACTIVITIES:
Purchase of aircraft and other equipment	(233.4)	(15.2)
Proceeds from sale of other assets	40.1	23.1
Aircraft deposits	(25.0)	—
Other, net	(2.4)	(4.4)

Cash from investing activities - continuing operations	(220.7)	3.5
Cash from investing activities - discontinued operations	(8.0)	(19.9)
NET CASH FROM INVESTING ACTIVITIES	(228.7)	(16.4)

FINANCING ACTIVITIES:
Payments on debt	(147.9)	(144.1)
Proceeds from debt issuance and refinancing	236.8	—
Payments on early extinguishment of debt and refinancing	(58.7)	—
Proceeds from exercise of stock options	3.9	—
Other, net	(2.3)	(0.2)

Cash from financing activities - continuing operations	31.8	(144.3)
Cash from financing activities - discontinued operations	(31.0)	(14.2)
NET CASH FROM FINANCING ACTIVITIES	0.8	(158.5)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8.5	7.9
CASH AND CASH EQUIVALENTS—Beginning of period	$247.2	$219.3
CASH AND CASH EQUIVALENTS—End of period	255.7	227.2
Less cash and equivalents of discontinued operations at end of year	(63.8)	(21.2)
Cash and equivalents of continuing operations at end of year	$191.9	$206.0

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR INTEREST AND INCOME TAXES:
Interest paid	$86.4	$95.2
Income taxes paid	0.6	0.3
NON-CASH INVESTING & FINANCING TRANSACTIONS:
Aircraft parts financed	$42.8	$—
Chautauqua restructuring asset	12.0	—
Engine received and not yet paid	5.8	—

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

	Three Months Ended September 30,
	2013	2012	Change
Operating Highlights – Republic
Fixed-fee service	$320.3	$268.7	19.2%
Passenger service	12.6	63.1	(80.0)%
Charter and other	5.7	5.6	1.8%
Total revenues (millions)	$338.6	$337.4	0.4%

Total fuel expense (millions)	$11.3	$25.4	(55.5)%
Operating aircraft at period end:
44-50 seats[7]	68	64	6.3%
69-99 seats	167	148	12.8%
Block hours[5]	190,589	178,251	6.9%
Departures	114,037	104,660	9.0%
Passengers carried	5,624,693	5,333,769	5.5%
Revenue passenger miles ("RPM") (millions)[1]	2,688	2,691	(0.1)%
Available seat miles ("ASM") (millions)[2]	3,470	3,424	1.3%
Passenger load factor[3]	77.5%	78.6%	(1.1 pts)
Total cost per ASM, including interest expense (cents)[4]	9.60	9.49	1.2%
Cost per ASM, including interest expense and excluding fuel expense (cents)	9.28	8.74	6.2%
Gallons consumed	3,178,707	7,923,584	(59.9)%
Average cost per gallon	$3.55	$3.21	10.6%
Average daily utilization of each aircraft (hours)[6]	9.7	10.1	(4.0)%
Average stage length (miles)	460	489	(5.9)%
Average seat density	66	67	(1.5)%

1.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

2.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

3.	Passenger load factor is revenue passenger miles divided by available seat miles.

4.	Total operating costs divided by available seat miles.

5.	Hours from takeoff to landing, including taxi time.

6.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

7.	Excludes seven aircraft as of September 30, 2012 that were temporarily idled.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

	Nine Months Ended September 30,
	2013	2012	Change
Operating Highlights – Republic
Fixed-fee service	$941.2	$828.7	13.6%
Passenger service	41.6	200.4	(79.2)%
Charter and other	17.2	20.9	(17.7)%
Total revenues (millions)	$1,000.0	$1,050.0	(4.8)%

Total fuel expense (millions)[1]	$37.1	$139.6	(73.4)%
Operating aircraft at period end:
44-50 seats[8]	68	64	6.3%
69-99 seats	167	148	12.8%
Block hours[6]	555,255	524,961	5.8%
Departures	327,060	306,396	6.7%
Passengers carried	15,910,016	14,949,272	6.4%
Revenue passenger miles ("RPM") (millions)[2]	7,601	7,560	0.5%
Available seat miles ("ASM") (millions)[3]	9,975	10,143	(1.7)%
Passenger load factor[4]	76.2%	74.5%	1.7 pts
Total cost per ASM, including interest expense (cents)[5]	9.51	9.93	(100.0)%
Cost per ASM, including interest expense and excluding fuel expense (cents)	9.13	8.56	6.7%
Gallons consumed[1]	10,328,831	42,569,841	(75.7)%
Average cost per gallon	$3.59	$3.28	9.5%
Average daily utilization of each aircraft (hours)[7]	9.7	10.0	(3.0)%
Average stage length (miles)	464	492	(5.7)%
Average seat density	66	67	(1.5)%

1.
Includes $49.6 million of fuel expense reimbursement for the nine months ended September 30, 2012 Effective July 1, 2012, United agreed to supply fuel directly to our flights under its code-share agreements and the Company will no longer recognize the cost of fuel and related revenue for fuel used under the United Code-Share Agreement. Only fuel for pro-rate and fixed-fee charter flying is included in the fuel amount for the nine months ended September 30, 2013.

2.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

3.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

4.	Passenger load factor is revenue passenger miles divided by available seat miles.

5.	Total operating costs divided by available seat miles.

6.	Hours from takeoff to landing, including taxi time.

7.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

8.	Excludes seven aircraft as of September 30, 2012 that were temporarily idled.

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to its comparable GAAP basis financial measures. The company believes that the non-GAAP financial measures provide investors meaningful measurements of the Company's financial performance.

	Three months ended September 30, 2013			Nine months ended September 30, 2013
(in millions, except per share amounts)	Pre-tax	After-Tax	Dilutive EPS	Pre-tax	After-Tax	Dilutive EPS
Income from continuing operations	$5.4	$4.3	$0.09	$51.7	$31.8	$0.60
Adjustments:
Non-recurring impairment	21.2	13.0	0.25	21.2	13.0	0.24
Adjusted income from continuing operations	$26.6	$17.3	$0.34	$72.9	$44.8	$0.84

Non-GAAP Reconciliation of Income from Continuing Operations to EBITDAR from Continuing Operations

	Three Months ended September 30,			Nine Months ended September 30,
($ in millions)	2013	2012	% Increase / (Decrease)	2013	2012	% Increase / (Decrease)
Income from continuing operations	$4.3	$6.3	(31.7)%	$31.8	$22.5	41.3%
Adjust:
Interest and other expense	27.4	28.8	(4.9)%	83.0	88.6	(6.3)%
Income tax expense	1.1	4.3	(74.4)%	19.9	15.0	32.7%
Depreciation and amortization	37.0	39.9	(7.3)%	110.5	119.7	(7.7)%
Aircraft and engine rents	32.0	29.0	10.3%	91.6	86.1	6.4%
EBITDAR	$101.8	$108.3	(6.0)%	$336.8	$309.4	8.9%
Non-recurring impairment	$21.2	$—	100.0%	$21.2	$—	100.0%
Adjusted EBITDAR from continuing operations	123.0	108.3	13.6%	358.0	309.4	15.7%